EXHIBIT 5.1



                       [Letterhead of Shearman & Sterling]


                                 August 6, 2001


Board of Directors
BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414

                               BE Aerospace, Inc.
                               ------------------
Ladies and Gentlemen:

                  We have acted as counsel for BE Aerospace, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate offering price of up to $250,000,000 or the equivalent thereof in one or more foreign currencies: (i) subordinated debt securities, if any, issued under the Subordinated Indenture (as defined below) (the "Debt Securities") (ii) preferred stock (the "Preferred Stock"), and (iii) common stock (the "Common Stock"). The Debt Securities, the Preferred Stock, and the Common Stock are collectively referred to as the "Securities." These Securities may be issued by the Company from time to time in connection with the acquisition by the Company, directly or indirectly, of various businesses, assets, or interests therein.

                  The Debt Securities may be issued in one or more series pursuant to a subordinated indenture (the "Subordinated Indenture") to be entered into between the Company and the designated trustee (the "Subordinated Trustee").

                  In our capacity as counsel to the Company we have examined (i) the Registration Statement and (ii) the originals, or copies identified to our satisfaction, of such corporate records of BE Aerospace, certificates of public officials, officers of BE Aerospace and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified,


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August 6, 2001
Page 2


we have relied upon oral or written statements and representations of officers and other representatives of BE Aerospace and others.

                  Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

                  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. The Subordinated Indenture has been duly authorized and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  2. The Debt Securities have been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the Debt Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company and enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture.

                  3. The Preferred Stock has been duly authorized and, (i) when the final terms thereof have been duly established and approved, (ii) certificates representing the Preferred Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable.

                  4. The Common Stock has been duly authorized and, when (i) certificates representing the Common Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof, the Common Stock will be validly issued, fully paid and non-assessable, and (ii) all corporate action necessary for issuance of the Common Stock has been taken, the Common Stock will be validly issued, fully paid and non-assessable.

                  The opinions set forth in paragraphs 1. and 2. above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.


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August 6, 2001
Page 3


                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus.


                                                      Very truly yours,

                                                      /s/ Shearman & Sterling


RSW/TT/RB/NC

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